UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2016

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Chesapeake Energy Corporation (the “Company”) has entered into privately negotiated purchase and exchange agreements under which it has and will exchange (the “Exchanges”) in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for outstanding 2.5% Contingent Convertible Senior Notes due 2037 (with May 2017 put rights) and 6.5% Senior Notes due 2017 (collectively, the “Outstanding Senior Notes”) of the Company. As of March 18, 2016, the Company has issued or agreed to issue an aggregate of 17,255,347 shares of Common Stock, representing approximately 2.6% of the Company’s outstanding Common Stock, in exchange for $105.0 million aggregate principal amount of its Outstanding Senior Notes.

Pursuant to Section 3(a)(9) of the Securities Act, the Common Stock issued in the Exchanges was issued to existing securityholders of the Company and no commission or other remuneration was paid or given for soliciting the Exchanges.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:     March 18, 2016